UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025 (August 26, 2025)

CLEANCORE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-42033	88-4042082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5920 S. 118th Circle, Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(877) 860-3030

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	ZONE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 29, 2025, CleanCore Solutions, Inc., a Nevada corporation (the “Company”), entered into an amended and restated sales agreement (the “Sales Agreement”) with Maxim Group LLC and Curvature Securities LLC (the “Sales Agents”), which amends and restates that certain sales agreement, dated June 20, 2025, between the Company and Curvature Securities LLC in its entirety. Pursuant to the terms of the Sales Agreement, the amended and restated prospectus supplement filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 29, 2025 and the accompanying base prospectus, filed on June 4, 2025, and the prospectus supplement filed with the SEC on August 29, 2025 and the accompanying base prospectus, filed on August 29, 2025, the Company may, from time to time, in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), issue and sell through or to the Sales Agents, up to a maximum aggregate amount of $1,150,000,000 of shares of the Company’s class B common stock, $0.0001 par value per share (the “ATM Shares”). The issuance and sale of the ATM Shares to or through the Sales Agents from time to time will be effected pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-287241), which was declared effective by the SEC on June 4, 2025, and the Company’s effective shelf registration statement on Form S-3 (File No. 333-289867), which was declared effective by the SEC on August 29, 2025 (together, the “Registration Statements”), and the related prospectus supplements and accompanying base prospectuses relating to the offering of the ATM Shares.

Pursuant to the Sales Agreement, the Company may issue and sell the ATM Shares from time to time through or to the Sales Agents, acting as sales agent or principal, subject to the terms and conditions of the Sales Agreement. The Company may instruct the Sales Agents to make such sales, and the Sales Agents, as agents, will use their commercially reasonable efforts to sell the ATM Shares within the parameters set forth in the Company’s placement notice to sell, and subject to the satisfaction of the Company’s obligations as set forth in the Sales Agreement. The Company will designate the parameters within which the ATM Shares must be sold, including at a minimum the number to be sold, the time period during which sales are requested to be made, any limitation on the number of the ATM Shares that may be sold in any one trading day, and any minimum price below which sales may not be made. The Company has no obligation to sell, and the Sales Agents are not obligated to buy or sell, any of the ATM Shares under the Sales Agreement and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement as provided for in the Sales Agreement. The offering of the ATM Shares pursuant to the prospectus supplements and the accompanying base prospectuses will terminate upon the earlier of (i) the issuance and sale of all of the ATM Shares pursuant to such prospectus supplements and accompanying base prospectuses, and (ii) the termination by the Company or the Sales Agents of the Sales Agreement pursuant to its terms. The Company may terminate the Sales Agreement in its sole discretion at any time by giving five (5) days’ prior notice to the Sales Agents. The Sales Agents may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in their sole discretion at any time by giving five (5) days’ prior notice to the Company.

The Sales Agents may sell ATM Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including sales made directly on or through NYSE American LLC or any other existing trading market for the Company’s class B common stock.

Unless otherwise agreed between the Company and the Sales Agents, settlement for sales of the ATM Shares will occur on the first trading day following the date on which any sales are made. Sales of the ATM Shares will be settled through the facilities of The Depository Trust Company or by such other means as the Company and the Sales Agents may agree. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Company will pay the Sales Agents a cash commission of 3.0% of the gross sales price of the ATM Shares sold by the Sales Agents pursuant to the Sales Agreement. Pursuant to the terms of the Sales Agreement, the Company also agreed to reimburse the Sales Agents for reasonable fees and expenses, not to exceed $50,000 (including but not limited to the reasonable and documented fees and disbursements of their legal counsel), and for the reasonable and documented out-of-pocket expenses related to quarterly maintenance of the Sales Agreement (including but not limited to the reasonable and documented fees and disbursements of their legal counsel) on a quarterly basis in an amount not to exceed $5,000 per quarter (and no more than $20,000 per fiscal year).

The Sales Agreement contains certain covenants, representations and warranties customary for an agreement of this type. The Company agreed to provide indemnification and contribution to the Sales Agents against certain liabilities, including liabilities under the Securities Act.

The Company currently intends to use the net proceeds, after deducting the Sales Agents’ commission and the Company’s offering expenses, that it receives upon the issuance and sale of ATM Shares to or through the Sales Agents for working capital and general corporate purposes.

A copy of the Sales Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description above is qualified in its entirety by reference to the full text of such exhibit. A copy of the opinion of Fennemore Craig, P.C. relating to the validity of the ATM Shares that may be sold pursuant to the Sales Agreement is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, and the ATM Shares cannot be sold in any state or jurisdiction in which the offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, consisting of a prospectus supplement and the accompanying base prospectus, forming a part of the effective Registration Statements.

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on April 15, 2025, the Company issued a 10% Subordinated Promissory Note in the principal amount of $800,000 to Sanzonate Europe Ltd. (the “Sanzonate Note”). On August 26, 2025, the Company entered into a Conversion Agreement with Sanzonate Europe Ltd., pursuant to which all outstanding principal and interest due under the Sanzonate Note in the amount of $818,533 was cancelled and exchanged for 415,584 shares of the Company’s class B common stock.

As previously disclosed, on April 16, 2025, the Company issued a 12% Unsecured Promissory Note in the principal amount of $350,000 to Larry Little and on June 30, 2025, the Company issued an Original Issue Discount Promissory Note in the principal amount of $520,000 to Larry Little (together, the “Little Notes”). On August 26, 2025, the Company entered into a Conversion Agreement with Larry Little, pursuant to which all outstanding principal and interest due under the Little Notes in the amount of $888,525 was cancelled and exchanged for 212,195 shares of the Company’s class B common stock.

As previously disclosed, on June 6, 2025, the Company issued a 12% Unsecured Promissory Note in the principal amount of $500,000 to John H. Nelson (the “Nelson Note”). On August 26, 2025, the Company entered into a Conversion Agreement with John H. Nelson, pursuant to which all outstanding principal and interest due under the Nelson Note in the amount of $509,500 was cancelled and exchanged for 243,902 shares of the Company’s class B common stock.

As previously disclosed, on May 31, 2024, the Company issued an Amended and Restated Promissory Note in the principal amount of $3,196,880.39 to Burlington Capital, LLC (the “Burlington Note”). On August 27, 2025, the Company entered into a Conversion Agreement with Burlington Capital, LLC, pursuant to which all outstanding principal and interest due under the Burlington Note in the amount of $1,784,421 was cancelled and exchanged for 1,000,000 shares of the Company’s class B common stock.

On August 27, 2025, the Company also entered into a Conversion Agreement with Bevilacqua PLLC, pursuant to which $416,903.50 of fees owed to it for legal services rendered was cancelled and exchanged for 200,000 shares of the Company’s class B common stock.

The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
1.1	Amended and Restated Sales Agreement, dated as of August 29, 2025, CleanCore Solutions, Inc., Maxim Group LLC and Curvature Securities LLC
5.1	Opinion of Fennemore Craig, P.C.
23.1	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2025	CLEANCORE SOLUTIONS, INC.

/s/ Clayton Adams
Name: Clayton Adams
Title: Chief Executive Officer

3